UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (date of earliest event reported): February 20, 2012

                          SYNERGY RESOURCES CORPORATION
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

      Colorado                       001-35245                 20-2835920
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
of incorporation)                                           Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
                   -----------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (970) 737-1073

                                       N/A
                     --------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement

      On February 20, 2012 the Company entered into an agreement with DeClar Oil & Gas Inc. and Wolf Point Exploration, LLC which provided that the Company would acquire oil and gas leases from DeClar and Wolf Point. The leases subject to the agreement cover approximately 8,740 acres in the Denver-Julesburg Basin. There are no producing oil or gas wells on the leases.

      In consideration for the assignment of the leases, the Company has agreed to pay DeClar and Wolf Point $2,200,000 in cash, plus 142,436 shares of the Company's restricted common stock. The Company will have a 100% working interest (82% to 80% net revenue interest) in any leases acquired in the transaction.

      The closing of the transaction, which is expected to take place prior to March 15,2012, is subject to the satisfaction of customary conditions, including a review of the title of the leases. The final purchase price will be adjusted for any leases not acquired due to title defects.

      If the Company completes the acquisition of the leases, within two years from the closing date the Company will be required to drill two wells on the leased acreage. The wells will be drilled to sufficient depth to test the Niobrara and Codell formations. If the Company does not commence drilling the wells within two years of the closing date, certain leases covering approximately 80 acres will revert to DeClar. If drilled and completed, the Company will have a 100% working interest (80% net revenue interest) in the two wells.

Item 9.01   Financial Statements and Exhibits

Exhibit Number    Description

   10.14          Purchase  and Sale  Agreement  with DeClar Oil & Gas,  Inc.
                  and Wolf Point Exploration, LLC.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 22, 2012

                          SYNERGY RESOURCES CORPORATION


                                 By: /s/ Frank L. Jennings
                                     ----------------------------------------
                                     Frank L. Jennings, Principal Financial and
                                       Accounting Officer